UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: May 3, 2016

(Date of earliest event reported)

Imperva, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-35338	03-0460133
(Commission File Number)	(IRS Employer Identification No.)

3400 Bridge Parkway Redwood Shores, California	94065
(Address of Principal Executive Offices)	(Zip Code)

(650) 345-9000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 5, 2016, Imperva, Inc. (“Imperva” or the “Company”) issued a press release announcing its financial results for the first quarter ended March 31, 2016 and providing its business outlook. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02, including Exhibit 99.1 to this Current Report, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information in this Item 2.02 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document filed by Imperva with the Securities and Exchange Commission, whether made before or after the date of this Current Report, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 3.03 Material Modification to Rights of Securityholders.

The information contained in Item 5.03 of this Current Report is incorporated by reference into this Item 3.03.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2016, the Compensation Committee of the Board of Directors of the Company approved an increase to the annual base salary of our Chief Technology Officer, Amichai Shulman, from approximately $210,000 to $245,000 and an increase to his annual target bonus amount from 30% of his annual base salary to 40% of annual base salary, effective immediately. Mr. Shulman resides in Israel and is paid in Israeli Shekels.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 4, 2016, the Board of Directors (the “Board”) approved an amendment and restatement of the Company’s Bylaws (the “Bylaws”), which became effective immediately upon their adoption by the Board. The material changes to the Company’s prior bylaws that were adopted on February 11, 2014 (the “Prior Bylaws”) include:

(1) Amending Section 1.4 (Stockholders – Adjournments) to allow the chairperson of a stockholder meeting to adjourn the meeting to another time, date and place, irrespective of whether a quorum is present.

(2) Amending Section 1.11(a) (Stockholders – Notice of Stockholder Business; Nominations – Annual Meeting of Stockholders) (the “Advance Notice Bylaw”), to add a requirement that in order for a stockholder to be eligible to propose a nomination or other business to be considered at an annual meeting of stockholders, such stockholder must have continuously beneficially owned at least 1% of the Company’s outstanding common stock for a period of one year before giving such notice (the “Stockholder Notice”).

(3) Amending the Advance Notice Bylaw to change the period during which a Stockholder’s Notice must be delivered to the Company for an annual meeting to 90 to 120 days before the anniversary of the last annual meeting, or in the case of a special meeting of stockholders, the later of the 90th day before the special meeting and the 10th day following the public announcement of such meeting and at the earliest, 120 days before the special meeting.

(4) Amending the Advance Notice Bylaw to require that additional information be delivered to the Company in the Stockholder Notice, including:

(a)	as to each person whom the stockholder proposes to nominate as a director:

(i)	a written consent from the nominee to the public disclosure of any information about the nominee that is provided to the Company, and

(ii)	a statement of whether or not the nominee meets the independence requirements of the New York Stock Exchange;

(b)	as to any other item of business that the stockholder proposes to bring before the stockholder meeting:

(i)	a description of any agreement with respect to the proposal between or among such stockholder, any associated person(s) of the stockholder and/or the respective affiliates or associates of such stockholder and any associated person(s), and

(ii)	any other information relating to the item of business that would be required to be disclosed in a proxy statement or similar filing; and

(c)	as to each proposing stockholder, beneficial owner(s), if different, on whose behalf a proposal is brought, and associated person(s) of such stockholders (together the “Proposing Person”):

(i)	the number of shares of Company stock for which the Proposing Person has a right to acquire beneficial ownership in the future,

(ii)	any material pending or threatened legal proceeding involving the Company and in which a Proposing Person is a party or material participant,

(iii)	any material relationship between the Proposing Person and the Company, any affiliate of the Company or any principal competitor of the Company,

(iv)	any direct or indirect material interest in any material contract or agreement with the Company, any affiliate of the Company or any principal competitor of the Company (including employment agreements, collective bargaining agreements or consulting agreements),

(v)	any other information relating to the Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act,

(vi)	a written consent to the public disclosure of information provided to the Company about the Proposing Stockholder in the Stockholder Notice,

(vii)	a description of any agreement between or among the Proposing Person, any of its respective affiliates or associates and any other person acting in concert with any of the foregoing persons, including any knowledge that another person or entity is acting in concert with such Proposing Person,

(viii)	a description of any agreement between each person that the Proposing Stockholder proposes to nominate for election or re-election as a director and any other person or entity (other than the Company) with respect to any compensation, reimbursement or indemnification in connection with service or action as a director known to the Proposing Person after reasonable inquiry,

(ix)	a representation that the Proposing Person has continuously beneficially owned at least 1% of the Company’s outstanding common stock for the one-year period before giving such notice, is entitled to vote at such meeting and intends to appear at the meeting to propose such business or nomination, and

(x)	an undertaking to provide the Company with written notice of any changes to the foregoing information within two business days of such change.

(5) Amending the Advance Notice Bylaw to add a requirement that to be eligible to be a nominee for director of the Company, any nominee proposed by a stockholder must:

(a)	complete a questionnaire regarding his or her qualifications and background, and

(b)	provide a written representation and agreement to the Company that:

(i)	he or she is not and will not become a party to (aa) a voting commitment that has not been disclosed to the Company in writing at the time of nomination, or (bb) a voting commitment that could limit or interfere with his or her ability to comply with his or her fiduciary duty to the Company,

(ii)	he or she is not and will not become a party to any agreement or arrangement that has not been disclosed to the Company in writing at the time of nomination pursuant to which he or she receives compensation from anyone other than the Company for service on the Board, and

(iii)	he or she represents that he or she will comply and be in compliance with all applicable policies and guidelines of the Company if elected.

(6) Amending the Advance Notice Bylaw to add a requirement that the stockholder giving the Stockholder Notice must actually appear in person or by proxy at the annual meeting to propose such business or nomination in order for such business or nomination to be properly considered. If such stockholder does not appear at the annual meeting, such proposed business or nomination may be disregarded or disallowed.

(7) Amending the Advance Notice Bylaw to add a definition of “Acting in Concert” that includes acting in conscious parallel with other parties.

The foregoing description of the material changes to the Prior Bylaws does not purport to be complete and is qualified in its entirety by reference to the text of the Bylaws, which are filed as Exhibit 3.1 hereto and incorporated herein by reference. In addition, a marked copy of the Bylaws showing all changes made to the Prior Bylaws is attached as Exhibit 3.2.

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The Company held its Annual Meeting of Stockholders on May 4, 2016 (the “Annual Meeting”). Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended.

(b) The matters below, which are described in more detail in the Company’s proxy statement filed with the Securities and Exchange Commission on March 23, 2016, were voted on at the Annual Meeting and the number of votes cast with respect to each matter was as indicated.

(1) Holders of the Company’s common stock voted to elect two directors to serve on the Board as Class II directors, each to serve until the Company’s annual meeting of stockholders to be held in 2019 and until his or her successor is elected and qualified, or until his or her death, resignation or removal:

Name	For	Withheld	Broker Non-Votes

Anthony Bettencourt	26,138,662	1,967,832	2,318,360

Geraldine Elliott	27,203,027	903,467	2,318,360

In addition, the following directors’ term of office continued after the Annual Meeting (and were not subject to a vote at the meeting): Charles Giancarlo, Albert Pimentel, Allan Tessler and James Tolonen. Messrs. Pimentel and Tolonen are Class III directors, whose term of office will expire at our annual meeting of stockholders to be held in 2017. Messrs. Giancarlo and Tessler are Class I directors, whose term of office will expire at our annual meeting of stockholders to be held in 2018. Theresia Gouw and Frank Slootman, whose terms expired at the Annual Meeting, did not stand for re-election.

(2) Holders of the Company’s common stock voted to approve the non-binding advisory resolution on compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including compensation discussion and analysis, compensation tables and narrative discussion:

Votes For	Votes Against	Abstentions	Broker Non-Votes

26,314,634	1,506,514	285,346	2,318,360

(3) Holders of the Company’s common stock voted to approve the amendment of the 2011 Stock Option and Incentive Plan to increase the number of shares available for grant under the plan by 1,300,000 shares and make certain other changes:

Votes For	Votes Against	Abstentions	Broker Non-Votes

23,255,228	4,803,585	47,681	2,318,360

(4) Holders of the Company’s common stock voted to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016:

Votes For	Votes Against	Abstentions

30,257,225	117,358	50,271

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

3.1	Amended and Restated Bylaws.

3.2	Amended and Restated Bylaws (marked copy).

99.1	Press release issued by Imperva, Inc., dated May 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMPERVA, INC.

By:	/s/ Terrence J. Schmid
Terrence J. Schmid
Chief Financial Officer

Date: May 5, 2016

EXHIBIT INDEX

Number	Description

3.1	Amended and Restated Bylaws.

3.2	Amended and Restated Bylaws (marked copy).

99.1	Press release issued by Imperva, Inc., dated May 5, 2016.